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                                                                    Exhibit 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CBS Corporation of our report dated February 12, 1996 except for the restatements discussed in notes 1 and 7 for which the dates are March 31, 1996, November 13, 1996 and September 30, 1997, appearing on page 25 of the Company's Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the financial statement schedule, which appears on page 56 of the Form 10-K.


/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Pittsburgh, Pennsylvania
June 29, 1998




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